Exhibit 99.1

For Information Contact:

Investor Relations

Varian, Inc.

650.424.5471

ir@varianinc.com

VARIAN, INC. REPORTS STRONG FOURTH QUARTER 2008 RESULTS

•	Sales Up 15%

•	Non-GAAP Operating Earnings Up 27%, GAAP Operating Earnings Up 32%

•	Non-GAAP Diluted EPS Up 29%, GAAP Diluted EPS Up 32%

PALO ALTO, Calif. — Varian, Inc. (NasdaqGS: VARI) today reported fourth fiscal quarter 2008 revenues of $282.5 million, representing an increase of 15% over revenues of $245.6 million in the fourth quarter of fiscal year 2007, with strong orders and excellent execution during the quarter. The increase in sales was broad-based, with good growth in sales for both industrial (which includes environmental, food and energy) and life science applications. Sales grew in all major geographic regions, with particularly strong growth in Asia Pacific and Latin America. Also, the fourth quarter of fiscal year 2008 was a 14-week quarter compared to 13 weeks for the fourth quarter of fiscal year 2007.

Non-GAAP (adjusted) net earnings for the fourth quarter of fiscal year 2008 increased 23% to $26.0 million, or $0.89 diluted earnings per share, compared to $21.2 million, or $0.69 diluted earnings per share, in the fourth quarter of fiscal year 2007. Adjusted net earnings exclude share-based compensation expense as well as other items outlined in the attached Reconciliations of GAAP to Adjusted Results. Share-based compensation expense was $2.4 million, or $0.06 per diluted share, in the fourth quarter of fiscal year 2008 and $2.0 million, or $0.04 per diluted share, in the fourth quarter of fiscal year 2007. On a GAAP basis, net earnings in the fourth quarter of fiscal year 2008 were $21.7 million, or $0.74 diluted earnings per share, compared to $17.4 million, or $0.56 diluted earnings per share, in the fourth quarter of fiscal year 2007.

Adjusted operating earnings increased 27% to $39.1 million in the fourth quarter of fiscal year 2008, compared to $30.8 million in the fourth quarter last year. Adjusted operating profit margin was a record for any quarter at 13.8% in the fourth quarter of fiscal year 2008, compared to 12.6% in the prior-year quarter. On a GAAP basis, operating earnings were $32.9 million and operating profit margin was 11.6% in the fourth quarter of fiscal year 2008, compared to $24.9 million and 10.1% in the same quarter a year ago.

“We are pleased with our execution in the fourth quarter and have substantially overcome the issues we had in the third quarter,” said Garry W. Rogerson, President and Chief Executive Officer. “We saw strong orders and sales as the quarter progressed.”

“While we did realize some benefit from the extra week in this year’s fourth quarter, the benefit was substantially less than a proportionate amount,” said G. Edward McClammy, Senior Vice President and Chief Financial Officer.

Fiscal year 2008 sales totaled $1.013 billion, an increase of 10% compared to the $920.6 million reported in fiscal year 2007. Adjusted net earnings in fiscal year 2008 increased 10% to $86.8 million, compared to $78.6 million in the prior fiscal year. Adjusted diluted earnings per share (which excludes share-based compensation expense and other adjustments) were $2.89 in fiscal year 2008, representing an increase of 14% compared to the $2.54 adjusted diluted earnings per share reported in fiscal year 2007. Share-based compensation expense was $9.3 million, or $0.23 per diluted share, in fiscal year 2008 and $9.8 million, or $0.20 per diluted share, in fiscal year 2007. On a GAAP basis, net earnings were $66.4 million, or $2.21 diluted earnings per share, in fiscal year 2008, compared to $63.6 million, or $2.05 diluted earnings per share, in fiscal year 2007. Adjusted operating profit margin was 12.6% in both fiscal years 2008 and 2007.

Free cash flow, which is defined as operating cash flow less net fixed asset purchases, was $56.8 million, which represents 85% of GAAP net earnings, in fiscal year 2008.

For a complete reconciliation of non-GAAP (adjusted) financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliations of GAAP to Adjusted Results, Actual and Projected.

Results by Segment

Scientific Instruments revenues for the fourth quarter of fiscal year 2008 were $236.5 million, representing an increase of 14% over revenues of $207.3 million in the fourth quarter of the prior fiscal year. Adjusted operating profit margin was 13.1% in the fourth quarter of fiscal year 2008 compared to 12.7% in the fourth quarter of the prior fiscal year. On a GAAP basis, operating profit margin was 11.1% in the fourth quarter of fiscal year 2008, compared to 10.3% in the same quarter a year ago.

For the full fiscal year 2008, Scientific Instruments revenues increased 10% to $838.7 million, compared to $761.5 million in fiscal year 2007. Adjusted operating profit margin was 12.1% in fiscal year 2008, compared to 12.7% in fiscal year 2007. On a GAAP basis, operating profit margin was 9.6% in fiscal year 2008, compared to 10.4% in the prior fiscal year.

Vacuum Technologies revenues increased 20% to $46.0 million in the fourth quarter of fiscal year 2008, compared to $38.3 million in the fourth quarter of fiscal year 2007. Adjusted operating profit margin was 22.6% in the fourth quarter of fiscal year 2008, compared to 21.4% in the fourth quarter of the prior fiscal year. On a GAAP basis, operating profit margin was 22.0% in the fourth quarter of fiscal year 2008, compared to 21.1% in the prior-year quarter.

For the full fiscal year 2008, Vacuum Technologies revenues totaled $173.9 million, an increase of 9% compared to the $159.1 million reported in fiscal year 2007. Adjusted operating profit margin was 20.3% in fiscal year 2008, compared to 20.8% in the prior fiscal year. On a GAAP basis, operating profit margin was 19.8% in fiscal year 2008, compared to 20.1% in fiscal year 2007.

Outlook

Varian, Inc. provided initial earnings per share guidance for fiscal year 2009. Adjusted diluted earnings per share excluding share-based compensation expense for fiscal year 2009 are expected to be $3.10 plus or minus $0.10. Beginning with the first quarter of fiscal year 2009, the company plans to begin reporting adjusted diluted earning per share including share-based compensation expense. On that basis, adjusted earnings per share for fiscal year 2009 are expected to be $2.90 plus or minus $0.10.

“The order momentum we saw during the fourth quarter has continued into the first few weeks of October,” said Rogerson. “With these strong orders, new products gaining traction and a sound backlog, we are in a good position going into fiscal year 2009. Also, the recent changes in exchange rates, if they hold, should be a significant positive to our earnings this year. Having said all this, we are being cautious in providing our initial guidance for the year given global economic uncertainties.”

On a GAAP basis, diluted earnings per share are expected to be $2.60 plus or minus $0.10 for fiscal year 2009. Compared to adjusted diluted earnings per share including share-based compensation expense of approximately $0.20, the company’s GAAP diluted earnings per share for fiscal year 2009 are expected to include the following items:

•	Acquisition-related intangible amortization of approximately $0.17 to $0.18,

•	Acquisition-related inventory write-up amortization of approximately $0.01, and

•	Restructuring and other related costs of approximately $0.09 to $0.13.

Webcast Conference Call

Varian, Inc. will be providing a live webcast (in listen-only mode) of its investor conference call to review its fourth quarter and full fiscal year 2008 results later today, October 29, 2008, at 2:00 p.m. Pacific time. The call may be heard via the Internet by going to http://www.varianinc.com and clicking on the “Live Webcast” link at the top of the right side of the page. In addition to the live webcast, replays will be available to the public on Varian, Inc.’s website for at least 90 days.

Non-GAAP (Adjusted) Financial Measures

This press release includes non-GAAP (which we refer to as “adjusted”) financial measures for cost of sales, selling, general and administrative expenses, research and development expenses, purchased in-process research and development, operating earnings, operating profit margins, impairment of private company equity investments, income tax expense, net earnings, diluted earnings per share and free cash flow. With the exception of free cash flow, these non-GAAP financial measures exclude share-based compensation expense, impairment of private company equity investments, acquisition-related intangible and inventory write-up amortization and in-process research and development charges, and restructuring and other related costs. Free cash flow is defined as operating cash flow less net fixed asset purchases. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliations of GAAP to Adjusted Results attached to this press release. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations and our cash flows.

We believe that excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends. In addition, investors have indicated to us that they analyze the benefits of acquisitions based on the cash return on the investment made, and thus consider financial measures excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges as important, useful information.

We similarly believe that excluding share-based compensation expense, restructuring and other related costs (principally related to facility closures and employee terminations to improve operational efficiency), and impairment of private company equity investments provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense, restructuring and other related costs, and impairment of private company equity investments as important supplemental information useful to their understanding of our historical results and estimating of our future results.

We also believe that, in excluding share-based compensation expense, acquisition-related intangible and inventory write-up amortization and in-process research and development charges, restructuring and other related costs, and impairment of private company equity investments, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

We believe that the presentation of free cash flow provides investors with useful information on what is used by management to measure cash management performance, in making financial and operating decisions and to establish certain management compensation.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations and our cash flows, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: whether we will succeed in new product development, commercialization, performance and acceptance; whether we can achieve continued growth in sales for industrial and/or life science applications; whether we can achieve continued sales growth in Europe, Asia Pacific and/or the U.S.; risks arising from the timing of shipments, installations and the recognition of revenue on certain research products, including nuclear magnetic resonance (NMR), magnetic resonance (MR) imaging and fourier-transform mass spectrometer (FTMS) systems and superconducting magnets; the impact of shifting product mix on profit margins; competitive products and pricing; economic conditions in the company’s product and geographic markets, in particular given the signs of a global recession; whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and earnings; whether we will see continued investment in capital equipment, in particular given the global liquidity and credit crisis; whether we will see reduced demand from customers that operate in cyclical industries; the impact of any delay or reduction in government funding for research; our ability to successfully evaluate, negotiate, complete and integrate acquisitions, in particular given the greater difficulty to borrow in the current credit environment; the actual costs, timing and benefits of restructuring activities (such as our Northern California manufacturing consolidation) and other efficiency improvement activities (such as our global procurement, lower-cost manufacturing and outsourcing initiatives); variability in our effective income tax rate (due to factors including the timing and amount of discrete tax events and changes to unrecognized tax benefits); the timing and amount of share-based compensation; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We undertake no special obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

About Varian, Inc.

Varian, Inc. is a leading worldwide supplier of scientific instruments and vacuum technologies for life science and industrial applications. The company provides complete solutions, including instruments, vacuum products, laboratory consumable supplies, software, training and support through its global distribution and support systems. Varian, Inc. employs approximately 3,900 people worldwide and operates manufacturing facilities in North America, Europe and Asia Pacific. Varian, Inc. had fiscal year 2008 sales of $1.0 billion, and its common stock is traded on the NASDAQ Global Select Market under the symbol “VARI.” Further information is available on the company’s Web site: http://www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

Fourth Quarter FY 2008 and Fourth Quarter FY 2007

	Fiscal Quarter Ended
	October 3, 2008		September 28, 2007
Sales	$282,470		$245,635
Cost of sales	156,377	(1)	137,271	(8)

Gross profit	126,093		108,364

Operating expenses
Selling, general and administrative	75,098	(2)	66,932	(9)
Research and development	17,921	(3)	16,577	(10)
Purchased in-process research and development	215	(4)	—

Total operating expenses	93,234		83,509

Operating earnings	32,859	(5)	24,855	(11)
Interest income	1,042		1,893
Interest expense	(382)		(434)

Earnings before income taxes	33,519		26,314
Income tax expense	11,811	(6)	8,886	(12)

Net earnings	$21,708	(7)	$17,428	(13)

Net earnings per diluted share	$0.74	(7)	$0.56	(13)

Diluted shares outstanding	29,367		30,869

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (see also attached reconciliations of GAAP to Adjusted results for each of these measures):

(1)	$153,967 on an adjusted basis excluding $1,663 in acquisition-related intangible amortization, $172 in acquisition-related inventory write-up amortization, $466 in restructuring and other related costs and $109 in share-based compensation expense.
(2)	$72,067 on an adjusted basis excluding $586 in acquisition-related intangible amortization, $273 in restructuring and other related costs and $2,172 in share-based compensation expense.
(3)	$17,324 on an adjusted basis excluding $501 in restructuring and other related costs and $96 in share-based compensation expense.
(4)	$0 on an adjusted basis excluding $215 related to an acquisition-related in-process research and development charge.
(5)	$39,112 on an adjusted basis excluding the adjustments described in items (1) – (4) above.
(6)	$13,723 on an adjusted basis excluding the tax impact of the adjustments described in items (1) – (3) above.
(7)	$26,049 and $0.89 per diluted share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (1) – (3) above.
(8)	$134,490 on an adjusted basis excluding $1,368 in acquisition-related intangible amortization, $835 in acquisition-related inventory write-up amortization, $472 in restructuring and other related costs and $106 in share-based compensation expense.
(9)	$64,333 on an adjusted basis excluding $548 in acquisition-related intangible amortization, $307 in restructuring and other related costs and $1,744 in share-based compensation expense.
(10)	$15,972 on an adjusted basis excluding $480 in restructuring and other related costs and $125 in share-based compensation expense.
(11)	$30,840 on an adjusted basis excluding the adjustments described in items (8) – (10) above.
(12)	$11,088 on an adjusted basis excluding the tax impact of the adjustments described in items (8) – (10) above.
(13)	$21,211 and $0.69 per diluted share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (8) – (10) above.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

Full Year FY 2008 and Full Year FY 2007

	Fiscal Year Ended
	October 3, 2008		September 28, 2007
Sales	$1,012,515		$920,598
Cost of sales	560,061	(1)	505,121	(9)

Gross profit	452,454		415,477

Operating expenses
Selling, general and administrative	277,478	(2)	257,754	(10)
Research and development	71,810	(3)	65,169	(11)
Purchased in-process research and development	1,703	(4)	—

Total operating expenses	350,991		322,923

Operating earnings	101,463	(5)	92,554	(12)
Impairment of private company equity investment	(3,018	)(6)	—
Interest income	5,930		6,152
Interest expense	(1,656)		(1,878)

Earnings before income taxes	102,719		96,828
Income tax expense	36,274	(7)	33,212	(13)

Net earnings	$66,445	(8)	$63,616	(14)

Net earnings per diluted share	$2.21	(8)	$2.05	(14)

Diluted shares outstanding	30,072		31,004

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (see also attached reconciliations of GAAP to Adjusted results for each of these measures):

(1)	$550,063 on an adjusted basis excluding $6,547 in acquisition-related intangible amortization, $1,408 in acquisition-related inventory write-up amortization, $1,641 in restructuring and other related costs and $402 in share-based compensation expense.
(2)	$264,539 on an adjusted basis excluding $1,825 in acquisition-related intangible amortization, $2,581 in restructuring and other related costs and $8,533 in share-based compensation expense.
(3)	$70,150 on an adjusted basis excluding $1,254 in restructuring and other related costs and $406 in share-based compensation expense.
(4)	$0 on an adjusted basis excluding $1,703 related to an acquisition-related in-process research and development charge.
(5)	$127,763 on an adjusted basis excluding the adjustments described in items (1) – (4) above.
(6)	$0 on an adjusted basis excluding $3,018 related to the impairment of a private company equity investment.
(7)	$45,235 on an adjusted basis excluding the tax impact of the adjustments described in items (1) – (3) and (6) above.
(8)	$86,802 and $2.89 per diluted share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (1) – (3) and (6) above.
(9)	$496,940 on an adjusted basis excluding $5,299 in acquisition-related intangible amortization, $1,290 in acquisition-related inventory write-up amortization, $1,172 in restructuring and other related costs and $420 in share-based compensation expense.
(10)	$243,826 on an adjusted basis excluding $2,630 in acquisition-related intangible amortization, $2,405 in restructuring and other related costs and $8,893 in share-based compensation expense.
(11)	$63,897 on an adjusted basis excluding $767 in restructuring and other related costs and $505 in share-based compensation expense.
(12)	$115,935 on an adjusted basis excluding the adjustments described in items (9) – (11) above.
(13)	$41,592 on an adjusted basis excluding the tax impact of the adjustments described in items (9) – (11) above.
(14)	$78,617 and $2.54 per diluted share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (9) – (11) above.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except par value amounts)

	October 3, 2008	September 28, 2007
ASSETS

Current assets
Cash and cash equivalents	$103,895	$196,396
Accounts receivable, net	199,420	187,429
Inventories	161,039	140,533
Deferred taxes	33,618	38,068
Prepaid expenses and other current assets	15,663	17,332

Total current assets	513,635	579,758

Property, plant and equipment, net	110,343	110,792
Goodwill	218,208	193,760
Intangible assets, net	36,972	31,572
Other assets	24,089	20,951

Total assets	$903,247	$936,833

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$—	$6,250
Accounts payable	70,923	72,588
Deferred profit	10,957	13,641
Accrued liabilities	167,173	159,109

Total current liabilities	249,053	251,588

Long-term debt	18,750	18,750
Deferred taxes	4,341	4,050
Other liabilities	43,431	44,358

Total liabilities	315,575	318,746

Stockholders’ equity
Preferred stock—par value $0.01, authorized—1,000 shares; issued—none	—	—
Common stock—par value $0.01, authorized—99,000 shares; issued and outstanding— 28,917 shares at October 3, 2008 and 30,345 shares at September 28, 2007	356,192	351,330

Retained earnings	186,009	199,471
Accumulated other comprehensive income	45,471	67,286

Total stockholders’ equity	587,672	618,087

Total liabilities and stockholders’ equity	$903,247	$936,833

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Fiscal Quarter Ended		Fiscal Year Ended
	Oct. 3, 2008	Sept. 28, 2007	Oct. 3, 2008	Sept. 28, 2007
Cash flows from operating activities
Net earnings	$21,708	$17,428	$66,445	$63,616
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	8,129	8,085	29,346	29,248
Gain on disposition of property, plant and equipment	(22)	(256)	(474)	(452)
Impairment of private company equity investment	—	—	3,018	—
Purchased in-process research and development	215	—	1,703	—
Share-based compensation expense	2,466	2,056	9,673	9,946
Deferred taxes	(2,582)	(7,090)	(3,122)	(8,892)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(22,940)	(1,171)	(12,205)	1,074
Inventories	11,618	10,103	(19,428)	400
Prepaid expenses and other current assets	2,810	49	3,300	(387)
Other assets	(736)	(3,898)	(1,462)	(4,110)
Accounts payable	(2,294)	1,755	(1,072)	(4,733)
Deferred profit	440	3,093	(3,526)	(176)
Accrued liabilities	9,959	(1,771)	13,159	(1,499)
Other liabilities	(9,375)	12,209	(6,334)	15,822

Net cash provided by operating activities	19,396	40,592	79,021	99,857

Cash flows from investing activities
Proceeds from sale of property, plant and equipment	470	1,773	1,735	4,966
Purchase of property, plant and equipment	(7,286)	(8,517)	(23,960)	(19,396)
Purchase of businesses, net of cash acquired	(2,269)	(2,049)	(55,167)	(7,115)
Private company equity investments	—	(3,000)	(18)	(3,000)

Net cash used in investing activities	(9,085)	(11,793)	(77,410)	(24,545)

Cash flows from financing activities
Repayments of debt	—	—	(6,250)	(2,500)
Repurchase of common stock	(24,968)	(17,117)	(106,860)	(86,699)
Issuance of common stock	2,467	5,149	18,228	31,897
Excess tax benefit from share-based plans	(2,257)	2,020	894	9,090
Transfers to Varian Medical Systems, Inc.	—	(265)	(600)	(646)

Net cash used in financing activities	(24,758)	(10,213)	(94,588)	(48,858)

Effects of exchange rate changes on cash and cash equivalents	(9,873)	6,470	476	15,787

Net (decrease) increase in cash and cash equivalents	(24,320)	25,056	(92,501)	42,241
Cash and cash equivalents at beginning of period	128,215	171,340	196,396	154,155

Cash and cash equivalents at end of period	$103,895	$196,396	$103,895	$196,396

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands)

Fourth Quarter FY 2008 and Fourth Quarter FY 2007

and

Full Year FY 2008 and Full Year FY 2007

	Fiscal Quarter Ended		Fiscal Year Ended
	Oct. 3, 2008	Sept. 28, 2007	Oct. 3, 2008	Sept. 28, 2007
TOTAL COMPANY
Cost of Sales
U.S. GAAP as reported	$156,377	$137,271	$560,061	$505,121
Adjustments:
Share-based compensation expense	(109)	(106)	(402)	(420)
Acquisition-related intangible amortization	(1,663)	(1,368)	(6,547)	(5,299)
Acquisition-related inventory write-up amortization	(172)	(835)	(1,408)	(1,290)
Restructuring and other related costs	(466)	(472)	(1,641)	(1,172)

As adjusted	$153,967	$134,490	$550,063	$496,940

Selling, General and Administrative
U.S. GAAP as reported	$75,098	$66,932	$277,478	$257,754
Adjustments:
Share-based compensation expense	(2,172)	(1,744)	(8,533)	(8,893)
Acquisition-related intangible amortization	(586)	(548)	(1,825)	(2,630)
Restructuring and other related costs	(273)	(307)	(2,581)	(2,405)

As adjusted	$72,067	$64,333	$264,539	$243,826

Research and Development
U.S. GAAP as reported	$17,921	$16,577	$71,810	$65,169
Adjustments:
Share-based compensation expense	(96)	(125)	(406)	(505)
Restructuring and other related costs	(501)	(480)	(1,254)	(767)

As adjusted	$17,324	$15,972	$70,150	$63,897

Purchased In-Process Research and Development
U.S. GAAP as reported	$215	$—	$1,703	$—
Adjustments:
Acquisition-related in-process research and development charge	(215)	—	(1,703)	—

As adjusted	$—	$—	$—	$—

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

Fourth Quarter FY 2008 and Fourth Quarter FY 2007

and

Full Year FY 2008 and Full Year FY 2007

	Fiscal Quarter Ended		Fiscal Year Ended
	Oct. 3, 2008	Sept. 28, 2007	Oct. 3, 2008	Sept. 28, 2007
TOTAL COMPANY (Continued)
Operating Earnings
U.S. GAAP as reported	$32,859	$24,855	$101,463	$92,554
Adjustments:
Share-based compensation expense	2,377	1,975	9,341	9,818
Acquisition-related in-process research and development charge	215	—	1,703	—
Acquisition-related intangible amortization	2,249	1,916	8,372	7,929
Acquisition-related inventory write-up amortization	172	835	1,408	1,290
Restructuring and other related costs	1,240	1,259	5,476	4,344

As adjusted	$39,112	$30,840	$127,763	$115,935

Operating Margins
U.S. GAAP as reported	11.6%	10.1%	10.0%	10.1%
Adjustments:
Share-based compensation expense	0.8	0.8	0.9	1.1
Acquisition-related in-process research and development charge	0.1	—	0.2	—
Acquisition-related intangible amortization	0.8	0.9	0.9	0.8
Acquisition-related inventory write-up amortization	0.1	0.3	0.1	0.1
Restructuring and other related costs	0.4	0.5	0.5	0.5

As adjusted	13.8%	12.6%	12.6%	12.6%

Impairment of Private Company Equity Investment
U.S. GAAP as reported	$—	$—	$3,018	$—
Adjustments:
Impairment of private company equity investment	—	—	(3,018)	—

As adjusted	$—	$—	$—	$—

Income Tax Expense
U.S. GAAP as reported	$11,811	$8,886	$36,274	$33,212
Adjustments:
Tax impact of adjustments:
Share-based compensation expense	637	710	2,559	3,573
Acquisition-related intangible amortization	723	604	2,755	2,682
Acquisition-related inventory	75	298	485	455
Impairment of private company equity investment	—	—	1,147	—
Restructuring and other related costs	477	590	2,015	1,670

As adjusted	$13,723	$11,088	$45,235	$41,592

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except per share data)

Fourth Quarter FY 2008 and Fourth Quarter FY 2007

and

Full Year FY 2008 and Full Year FY 2007

	Fiscal Quarter Ended		Fiscal Year Ended
	Oct. 3, 2008	Sept. 28, 2007	Oct. 3, 2008	Sept. 28, 2007
TOTAL COMPANY (Continued)
Net Earnings
U.S. GAAP as reported	$21,708	$17,428	$66,445	$63,616
Adjustments:
Share-based compensation expense	1,740	1,265	6,782	6,245
Acquisition-related in-process research and development charge	215	—	1,703	—
Acquisition-related intangible amortization	1,526	1,312	5,617	5,247
Acquisition-related inventory write-up amortization	97	537	923	835
Impairment of private company equity investment	—	—	1,871	—
Restructuring and other related costs	763	669	3,461	2,674

As adjusted	$26,049	$21,211	$86,802	$78,617

Diluted Earnings Per Share
U.S. GAAP as reported	$0.74	$0.56	$2.21	$2.05
Adjustments:
Acquisition-related in-process research and development charge	0.01	—	0.06	—
Acquisition-related intangible amortization	0.05	0.05	0.18	0.17
Acquisition-related inventory write-up amortization	—	0.02	0.03	0.03
Impairment of private company equity investment	—	—	0.06	—
Restructuring and other related costs	0.03	0.02	0.12	0.09

As adjusted - including share-based compensation expense	0.83	0.65	2.66	2.34
Share-based compensation expense	0.06	0.04	0.23	0.20

As adjusted - excluding share-based compensation expense	$0.89	$0.69	$2.89	$2.54

Free Cash Flow
U.S. GAAP as reported - Net cash provided by operating activities	$19,396	$40,592	$79,021	$99,857
Adjustments:
Proceeds from sale of property, plant and equipment	470	1,773	1,735	4,966
Purchase of property, plant and equipment	(7,286)	(8,517)	(23,960)	(19,396)

As adjusted - Free Cash Flow	$12,580	$33,848	$56,796	$85,427

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

Fourth Quarter FY 2008 and Fourth Quarter FY 2007

and

Full Year FY 2008 and Full Year FY 2007

	Fiscal Quarter Ended		Fiscal Year Ended
	Oct. 3, 2008	Sept. 28, 2007	Oct. 3, 2008	Sept. 28, 2007
SCIENTIFIC INSTRUMENTS SEGMENT
Operating Earnings
U.S. GAAP as reported	$26,191	$21,424	$80,700	$79,486
Adjustments:
Share-based compensation expense	909	806	3,495	3,367
Acquisition-related in-process research and development charge	215	—	1,703	—
Acquisition-related intangible amortization	2,249	1,916	8,372	7,929
Acquisition-related inventory write-up amortization	172	835	1,408	1,290
Restructuring and other related costs	1,240	1,259	5,476	4,344

As adjusted	$30,976	$26,240	$101,154	$96,416

Operating Margins
U.S. GAAP as reported	11.1%	10.3%	9.6%	10.4%
Adjustments:
Share-based compensation expense	0.4	0.4	0.4	0.4
Acquisition-related in-process research and development charge	0.1	—	0.2	—
Acquisition-related intangible amortization	0.9	1.0	1.0	1.1
Acquisition-related inventory write-up amortization	0.1	0.4	0.2	0.2
Restructuring and other related costs	0.5	0.6	0.7	0.6

As adjusted	13.1%	12.7%	12.1%	12.7%

VACUUM TECHNOLOGIES SEGMENT
Operating Earnings
U.S. GAAP as reported	$10,123	$8,102	$34,384	$31,955
Adjustments:
Share-based compensation expense	268	117	913	1,094

As adjusted	$10,391	$8,219	$35,297	$33,049

Operating Margins
U.S. GAAP as reported	22.0%	21.1%	19.8%	20.1%
Adjustments:
Share-based compensation expense	0.6	0.3	0.5	0.7

As adjusted	22.6%	21.4%	20.3%	20.8%

GENERAL (UNALLOCATED) CORPORATE
Operating Earnings
U.S. GAAP as reported	$(3,455)	$(4,671)	$(13,621)	$(18,887)
Adjustments:
Share-based compensation expense	1,200	1,052	4,933	5,357

As adjusted	$(2,255)	$(3,619)	$(8,688)	$(13,530)

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - PROJECTED

RESULTS OF OPERATIONS

(UNAUDITED)

Fiscal Year Ending October 2, 2009

Range of Projected Results
TOTAL COMPANY

Projected Diluted Earnings Per Share
Projected U.S. GAAP	$2.50 - $2.70
Adjustments:
Projected acquisition-related intangible amortization	$0.17 - $0.18
Projected acquisition-related inventory write-up amortization	$0.01
Projected restructuring and other related costs	$0.09 - $0.13
Projected as adjusted - including share-based compensation expense	$2.80 - $3.00
Projected share-based compensation expense	$0.20

Projected as adjusted - excluding share-based compensation expense	$3.00 - $3.20